EXHIBIT 23.1 - CONSENT OF STEINGARTEN SCHECHTER & CO.
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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To the Board of Directors
Vita Equity, Inc.


We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated March 9, 2004, relating to the consolidated financial statements of Vita Equity, Inc. and Subsidiary as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts".




                                                   /s/ WEINBERG & COMPANY, P.A.

                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants


Boca Raton, Florida
December 27, 2004